As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imago BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4915810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

329 Oyster Point Blvd., 3rd Floor South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Hugh Y. Rienhoff, Jr., M.D.

Chief Executive Officer

Imago BioSciences, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(415) 529-5055

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Julia A. Thompson Latham & Watkins LLP 555 Eleventh Street, NW Suite 1000 Washington, DC 20004 (202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Imago BioSciences, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 1,676,587 additional shares of common stock available for future issuance under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) resulting from an automatic annual increase as of January 1, 2022 and (ii) 335,317 additional shares of common stock available for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”) resulting from an automatic annual increase as of January 1, 2022. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 21, 2021 (File No. 333-258057).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Imago BioSciences, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 12, 2022 and March 23, 2022; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40604), filed by the Registrant with the SEC on July 13, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any document, including portions of a Current Report furnished under Items 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	7/20/2021	3.1

4.2	Amended and Restated Bylaws.	8-K	7/20/2021	3.2

4.3	Form of Common Stock Certificate.	S-1/A	7/12/2021	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page of this Registration Statement).				X

99.1(a)	2021 Incentive Award Plan.	S-1/A	7/12/2021	10.3(a)

99.1(b)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1/A	7/12/2021	10.3(b)

99.1(c)	Form of Restricted Stock Unit Award Grant Notice under the 2021 Incentive Award Plan.	S-1/A	7/12/2021	10.3(c)

99.2	2021 Employee Stock Purchase Plan.	S-1/A	7/12/2021	10.4

107	Filing Fee Table.				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 24th day of March, 2022.

Imago BioSciences, Inc.

By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hugh Y. Rienhoff, Jr., M.D., and Laura Eichorn, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Hugh Y. Rienhoff, Jr., M.D. Hugh Y. Rienhoff, Jr., M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2022

/s/ Laura Eichorn Laura Eichorn	Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2022

/s/ Dennis Henner, Ph.D Dennis Henner, Ph.D.	Chairman of the Board of Directors	March 24, 2022

/s/ Robert Baltera	Director	March 24, 2022
Robert Baltera

/s/ Dina Chaya, Ph.D. Dina Chaya, Ph.D.	Director	March 24, 2022

/s/ Patrick Heron Patrick Heron	Director	March 24, 2022

/s/ Enoch Kariuki, Pharm.D. Enoch Kariuki, Pharm.D.	Director	March 24, 2022

/s/ Laurie Keating Laurie Keating	Director	March 24, 2022